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                                  Exhibit 21


                        SUBSIDIARIES OF INFRACOR, INC.
                             As of March 31, 2000


Name of Subsidiary                                       State of Incorporation
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InfraCor of Virginia, Inc.                                   Virginia

InfraCor Technology, Inc.                                    Virginia

InfraCor International, Inc. *                               Virginia

InfraCor of Florida, Inc. *                                  Virginia

IC Subsidiary, Inc. *                                        Virginia

ETS Analytical Services, Inc. *                              Virginia

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 * Inactive